Exhibit 10.5

DIVIDEND REINVESTMENT PLAN

OF

MONROE CAPITAL INCOME PLUS CORPORATION

Effective as of December 5, 2018

Monroe Capital Income Plus Corporation., a Maryland corporation (the “Company”), hereby adopts the following plan (the “Plan”) with respect to distributions declared by its Board of Directors the Company’s common shares, par value $0.001 per share (“Shares”).

1. Unless a stockholder specifically elects to have any portion of its distributions reinvested by the Company in the Shares pursuant to paragraph 3 below, all distributions hereafter declared by the Company’s Board of Directors (the “Board of Directors”) shall be paid in cash to each stockholder, and no action shall be required on such stockholder’s part to receive such cash.

2. Such distributions shall be payable on such date or dates (each, a “Payment Date”) as may be fixed from time to time by the Board of Directors to stockholders of record at the close of business on the record date(s) established by the Board of Directors for the distribution involved.

3. To exercise the option of having its distributions reinvested in Shares, a stockholder shall notify the Company and U.S. Bank National Association (referred to as the “Plan Administrator”), in writing (using the form of notice set forth as an appendix to the Subscription Agreement signed by such stockholder or any other form of notice as distributed to such stockholder by the Company) so that such notice is received by the Plan Administrator no later than ten (10) days prior to the record date fixed by the Board of Directors for the first distribution such stockholder wishes to have its distribution reinvested in Shares. Such election shall remain in effect until the stockholder shall notify the Plan Administrator in writing of such stockholder’s desire to change its election, which notice shall be delivered to the Plan Administrator no later than so that such notice is received by the Plan Administrator no later than ten (10) days prior to the record date fixed by the Board of Directors for the first distribution such stockholder wishes to change its election.

4. The Company intends to use primarily newly issued shares to implement the Plan. The number of Shares to be issued to a stockholder that has elected to have its distributions reinvested in accordance with paragraph 3 (each, a “Participant”) shall be determined by dividing the total dollar amount of the distribution payable to such Participant by the net asset value per share as of the last day of the Company’s fiscal quarter immediately preceding the date such distribution was declared (the “Reference NAV”); provided that in the event a distribution is declared on the last day of a fiscal quarter, the Reference NAV shall be deemed to be the net asset value per share as of such day; provided further that the number of Shares to be issued to a Participant pursuant to the foregoing shall not include fractional Shares. Shares issued pursuant to the Plan in connection with any distribution shall be issued to each Participant (i) in the event that the applicable Reference NAV has been approved by the Company’s Board of Directors (or a committee thereof) prior to the Payment Date of such distribution, on the Payment Date or (ii) otherwise, promptly upon the date such approval has been provided by the Company’s Board of Directors. All Shares issued pursuant to the Plan shall be issued in non-certificated form and shall be credited to such Participant on the books and records of the Company. Cash payable to a Participant in lieu of fractional Shares pursuant to paragraph 3 shall be paid contemporaneously with the issuance of such Shares in connection with such distribution.

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5. The Plan Administrator will confirm to each Participant each issuance of Shares made to such Participant pursuant to the Plan as soon as practicable following the date of such issuance.

6. The Plan Administrator’s service fee, if any, and expenses for administering the Plan will be paid for by the Company. There will be no brokerage charges or other charges to stockholders who participate in the Plan.

7. The Plan may be terminated by the Company upon notice in writing mailed to each Participant at least 30 days prior to the effectiveness of such termination.

8. These terms and conditions may be amended or supplemented by the Company at any time. Any such amendment or supplement may include an appointment by the Plan Administrator in its place and stead of a successor agent under the terms and conditions agreed upon by the Company, with full power and authority to perform all or any of the acts to be performed by the Plan Administrator as agreed to by the Company.

9. The Plan Administrator will at all times act in good faith and use its best efforts within reasonable limits to ensure its full and timely performance of all services to be performed by it under this Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors.

10. These terms and conditions shall be governed by the laws of the State of Maryland without regard to the conflicts of law principles thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

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